UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

QS ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

_____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

QS ENERGY, INC.

23902 FM 2978

Tomball, Texas 77375

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 9, 2018

To Our Stockholders:

You are cordially invited to attend the 2018 annual Meeting of Stockholders (the “2018 Annual Meeting”) of QS Energy, Inc. (the “Company” or “our”), which will be held at our offices, 23902 FM 2978, Tomball, Texas, 77375 at 10:00 a.m. local time on Friday, November 9, 2018. For your convenience, we are also pleased to offer a live webcast of our Annual Meeting online and by telephone, for viewing and listening purposes only. The webcast will include streamed presentation materials and live audio. Live video of the event will not be provided. Instructions for viewing the webcast on a computer or web-enabled device or listening to webcast audio by telephone will be available on the Company website at http://www.qsenergy.com/webcast. We are also pleased to offer for the first time voting by Internet for stockholders of record for the Company. (See the proxy card accompanying this notice for instructions.)

The 2018 Annual Meeting will be held for the purposes of considering and voting upon:

1.        A proposal to elect two (2) Class 1 directors to our Board of Directors (the “Board”), each for a term of 3 years.

2.        A proposal to ratify the appointment of Weinberg & Co., P.A., as our independent auditor for the fiscal year ending December 31, 2018.

These matters are described more fully in the proxy statement accompanying this notice.

Our stockholders will also act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business to be presented to a vote of the stockholders at the 2018 Annual Meeting.

The Board has fixed the close of business on September 10, 2018, as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the 2018 Annual Meeting. A list of stockholders entitled to vote at the 2018 Annual Meeting will be available at the 2018 Annual Meeting and at the offices of the Company.

Representation of at least a majority in voting interest of our common stock either in person or by proxy is required to constitute a quorum for purposes of voting at the 2018 Annual Meeting. Accordingly, it is important that your shares be represented at the 2018 Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE 2018 ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the 2018 Annual Meeting.

Please read the accompanying proxy material carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

/s/ Jason Lane
Jason Lane
Chief Executive Officer

October 9, 2018

Tomball, Texas

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies.

This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 are available at www.sec.gov.

Questions and Answers About

Our 2018 Annual Meeting and this Proxy Statement

Q: Why am I receiving these materials?

A: The Board of Directors (the “Board”) of QS Energy, Inc., a Nevada corporation (which may be referred to in this Proxy Statement as “we,” “us,” “our,” the “Company” or “QS Energy”), is providing these proxy materials to you in connection with our 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), which will take place on November 9, 2018. As a stockholder on the Record Date (as defined below), you are invited to attend the 2018 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the “Proxy Statement”).

Q: What information is contained in this Proxy Statement?

A: The information included in this Proxy Statement relates to the proposals to be voted on at the 2018 Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company’s common stock, and certain other required information.

Q: What items of business will be voted on at the 2018 Annual Meeting?

A: The items of business scheduled to be voted on at the 2018 Annual Meeting are:

1.	A proposal to elect two (2) Class I directors to our Board of Directors (the “Board”).

2.	A proposal to ratify the appointment of Weinberg & Co., P.A., as our independent auditor for the fiscal year ending December 31, 2018.

We will also consider other business that properly comes before the 2018 Annual Meeting.

Q: How does the Board recommend that I vote?

A: Our Board recommends that you:

1.	Vote your shares: “FOR” the nominees to the Board.

2.	Vote your shares “FOR” the ratification of the appointment of Weinberg & Co., P.A., as our independent auditor for the fiscal year ending December 31, 2018.

Q: Who is entitled to vote at the 2018 Annual Meeting?

A: Only stockholders of record at the close of business on September 10, 2018 are entitled to vote at the 2018 Annual Meeting. We refer to this date as our “Record Date.”

You may vote all shares of QS Energy common stock you own as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

On the Record Date, we had 251,558,515 shares of common stock issued and outstanding.

Q: What are the voting rights of the Company’s holders of common stock?

A: Each outstanding share of the Company’s common stock owned as of the Record Date will be entitled to one vote on each matter considered at the meeting.

1

Q: What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?

A: Many of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

Stockholder of Record: If your shares are registered directly in your name, or as a joint holder, with our transfer agent, NATCO, you are considered, with respect to those shares, the stockholder of record, and written proxy materials and a Notice of Annual Meeting are being sent to you directly by QS Energy. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2018 Annual Meeting.

Beneficial Owner: If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Annual Meeting and proxy materials, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the 2018 Annual Meeting.

Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2018 Annual Meeting. Your broker, trustee or nominee is responsible for providing voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q: How can I attend the 2018 Annual Meeting?

A: You are entitled to attend the 2018 Annual Meeting only if you were a stockholder of record of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2018 Annual Meeting. You will need to present a valid government-issued or other acceptable photo identification for admittance. A list of stockholders eligible to vote at the 2018 Annual Meeting will be available for inspection at the 2018 Annual Meeting and for a period of ten days prior to the 2018 Annual Meeting, during regular business hours, at our principal executive office, which is located at 23902 FM 2978, Tomball, Texas 77375.

If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you will need to provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated as of or prior to September 10, 2018, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or the other materials described above, you will not be admitted to the 2018 Annual Meeting.

Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

The 2018 Annual Meeting will begin promptly at 10:00 a.m. local time. Check-in will begin at 9:00 a.m., and you should allow ample time for the check-in procedures.

Even if you plan to attend the 2018 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2018 Annual Meeting.

Q: Is the Annual Meeting going to be webcast?

A: For your convenience, we are also pleased to offer a live webcast of our Annual Meeting online and by telephone, for viewing and listening purposes only. The webcast will include streamed presentation materials and live audio. Live video of the event will not be provided. Instructions for viewing the webcast on a computer or web-enabled device or listening to webcast audio by telephone will be available on the Company website at http://www.qsenergy.com/webcast.

2

Q: How can I vote?

A: Whether you hold shares directly as a stockholder of record or beneficially in street name, you may attend the meeting and vote, or you may direct how your shares are voted without attending the 2018 Annual Meeting, by signing, dating, and mailing the enclosed proxy card.

In addition, the Company has arranged for the availability of voting by internet for stockholders of record (i.e. those with shares registered in your name). A stockholder of record may vote by internet by going to the web address www.stocktrack.simplyvoting.com and following the instructions for internet voting shown on your proxy card. Your Internet vote must be received by 11:59 p.m., Central Time, on November 8, 2018.

Q: Is cumulative voting permitted for the election of directors?

A: No, you may not cumulate your votes for the election of directors.

Q: How are my votes cast when I return a proxy card?

A: When you properly authorize a proxy by signing a written proxy, you appoint Jason Lane and Michael McMullen, our Chief Executive Officer and our Chief Financial Officer, respectively, as your representatives at the 2018 Annual Meeting. Mr. Lane and Mr. McMullen will vote your shares at the 2018 Annual Meeting as you have instructed them in the proxy. Mr. Lane and Mr. McMullen are also entitled to appoint substitutes to act on their behalf.

Q: Can I change my vote?

A: Yes. You may change your vote at any time prior to the vote at the 2018 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a properly authorized new proxy with a later date by mail or Internet (which automatically revokes the earlier proxy), or by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2018 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal executive offices no later than November 8, 2018. Attendance at the 2018 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the 2018 Annual Meeting and voting in person.

Q: Who can help answer my questions?

A: If you have any questions about the 2018 Annual Meeting or how to vote or revoke your proxy, you should e-mail questions to Michael McMullen at mike.mcmullen@qsenergy.com. You may also contact us if you need additional copies of this Proxy Statement or voting materials.

Q: Is my vote confidential?

A: Proxies, ballots and voting instructions and tabulations that identify individual stockholders will be tabulated and will be handled in a manner that protects your voting privacy. Your vote will not be disclosed either within QS Energy or to third parties, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

Q: How many shares must be present or represented to conduct business at the 2018 Annual Meeting?

A: The quorum requirement for holding the 2018 Annual Meeting and transacting business is that holders of a majority of shares of QS Energy common stock entitled to vote must be present in person or represented by proxy at the 2018 Annual Meeting. Abstentions are counted for the purpose of determining the presence of a quorum.

Q: What if a quorum is not present at the 2018 Annual Meeting?

A: If a quorum is not present or represented at the 2018 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2018 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for 30 or more days from the date of the original meeting or a new record date is set for the adjourned meeting.

3

Q: What vote is required to approve each of the proposals and how are votes counted?

A: In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. The vote required by Proposal 1 is governed by Nevada law and is a plurality of the votes cast by the holders of shares entitled to vote (i.e., nominees receiving the highest number of votes, up to the number of nominees to be elected, will be elected to the Board), provided a quorum is present. As a result, in accordance with Nevada law, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors.

In voting with regard to the proposal to ratify the appointment of our independent auditor (Proposal 2), stockholders may vote in favor of such proposal or against such proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Nevada law, and the minimum vote required is a majority of the total votes cast on such proposal, provided a quorum is present. As a result, in accordance with Nevada law, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote on this proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are specified, your shares will be voted in accordance with the recommendations of the Board as described above under “How does the Board recommend that I vote?” with respect to the two proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matters that properly come before the 2018 Annual Meeting.

Q: What is a broker non-vote?

A: If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The ratification of the appointment of the Company’s independent auditors is a matter considered routine under applicable rules, and your broker is allowed to vote your shares on your behalf in its discretion without instructions from you. The election of directors is a non-routine matter. Accordingly, if you hold your shares in street name and you want your shares voted on the election of directors to the Board, it is critical that you provide voting instructions to your broker. We encourage you to provide voting instructions to the organization that holds your shares in order to minimize the number of broker non-votes.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and they are also not considered affirmative or negative votes on any proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the 2018 Annual Meeting.

Q: What is a classified Board of Directors?

A: In 2016, the Board of Directors of the Company amended the Bylaws of the Company to divide Directors into three classes: Class I, Class II, and Class III. Under this classified board structure, generally only those Board Members in a single class may be replaced in any one year, and it would require a minimum of two years to change a majority of the Board and effect a change in control under normal circumstances. The Board believes that it is in the best interest of the Company to have a classified board structure. The classified board structure ensures that at any given time there are experienced board members serving on the Board who are familiar with the Company, its business, operations, and technology, and its relationships. The Board believes that a three year term also facilitates long-term policymaking, as Board members are more free to focus on the long-term interests of the Company and its shareholders.

4

Q: Why are we only voting on nominees for Class I Directors at the 2018 Annual Meeting?

A: Generally only one class of Directors stands for election each year. At the 2017 Annual Meeting of the Stockholders, the first annual meeting of the stockholders following the adoption of the classified board structure by the Company, stockholders elected Directors to each of the Board’s three classes. For each of Class I, Class II, and Class III, Directors were initially designated to serve one, two, or three year terms, respectively. Thereafter, the term of office of each Director shall be three years. Accordingly, the Class I Directors elected at the 2017 Annual Meeting have served a one year term, and those Class I Director positions are now up for election for a three year term.

Each Director elected shall hold office within his or her class until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Directors need not be stockholders.

Q: What happens if a nominee is unable to stand for election?

A: If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders, Mr. Lane and Mr. McMullen, will vote your shares for the substitute nominee, unless you have withheld authority.

Q: What happens if additional matters are presented at the 2018 Annual Meeting?

A: Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2018 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Mr. Lane and Mr. McMullen, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2018 Annual Meeting.

Q: Who will serve as inspector of elections?

A: Nevada Agency and Transfer Company (“NATCO”) will act as inspector of elections.

Q: What does it mean if I receive more than one Notice of Annual Meeting and/or set of written proxy materials?

A: If you receive more than one Notice of Annual Meeting and/or more than one set of written proxy materials, it means your shares are not all registered or held in the same way (for example, some are registered in your name and others are registered jointly with a spouse) and are in more than one account. In order to ensure that you vote all of the shares that you are entitled to vote, you should authorize a proxy to vote all proxy cards to which you are provided access. Similarly, for all shares you hold in street name, you should follow the voting instructions provided by each broker, trustee or nominee for the shares held on your behalf by that broker, trustee or nominee.

Q: Who will bear the cost of soliciting votes for the 2018 Annual Meeting?

A: QS Energy is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees. These individuals will not receive any additional compensation for such solicitation activities. QS Energy may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If QS Energy does retain a proxy solicitation firm, QS Energy would pay such firm’s customary fees and expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to stockholders.

Q: Where can I find the voting results of the 2018 Annual Meeting?

A: We intend to announce preliminary voting results at the 2018 Annual Meeting, and after the meeting we will publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

5

Q: What if I have questions for QS Energy’s transfer agent?

A: Please contact our transfer agent, at the phone number or address listed below, if you are a registered stockholder and have questions concerning stock certificates, transfers or ownership or other matters pertaining to your stock account.

Nevada Agency and Transfer Company
50 West Liberty Street, Suite 880
Reno, Nevada 89501
Attention: Proxy Department

Fax #775-322-5623 or stocktransfer@natco.org

Q: What is the deadline for submitting proposals for inclusion in QS Energy’s proxy statement for the 2019 Annual Meeting of Stockholders?

A: Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2019 Annual Meeting of Stockholders, by submitting their proposals to us no later than the 120th day prior to the anniversary of the date of these proxy materials, June 11, 2019. If the Company changes the date of the 2019 Annual Meeting of the Stockholders by more than 30 days from the anniversary of the 2018 Annual Meeting, then proposals must be submitted within a reasonable time before the Company begins to print and send proxy materials. Any proposal so submitted must comply with the rules and eligibility requirements of the Securities and Exchange Commission.

For more information on how to submit proposals, see the section immediately below. Stockholders interested in nominating a director to the QS Energy Board should also review the section in this proxy statement under the section labelled “Director Nominations.”

6

PROXY STATEMENT FOR

2018 ANNUAL MEETING OF STOCKHOLDERS

OF

QS ENERGY, INC.

To Be Held on November 9, 2018

This proxy statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of QS Energy, Inc. (the “Company”), which will be held at 10:00 a.m. local time on Friday, November 9, 2018 at the offices of the Company, 23902 FM 2978, Tomball, Texas, 77375, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of the 2018 Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxy card are first being delivered or mailed to stockholders on or about October 9, 2018. Our Annual Report for the year ended December 31, 2017, on Form 10-K (the “10-K”), and our Quarterly Report for the fiscal quarter ended June 30, 2018, on Form 10-Q (the “10-Q”), are being mailed to stockholders concurrently with this proxy statement. Neither our Annual Report to Stockholders on Form 10-K nor our Quarterly Report to Stockholders on Form 10-Q is to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

VOTING RIGHTS AND SOLICITATION

The close of business on September 10, 2018, is the record date (the “Record Date”) for stockholders entitled to notice of and to vote at the 2018 Annual Meeting. As of the Record Date, we had 251,558,515 shares of common stock, par value $.001 per share issued and outstanding, and only those shares are entitled to vote on each of the proposals to be voted upon at the 2018 Annual Meeting. Holders of the common stock of record entitled to vote at the 2018 Annual Meeting will have one vote for each share of common stock so held with regard to each matter to be voted upon.

All votes will be tabulated by the inspector of elections appointed for the 2018 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

The holders of a majority in voting interest of the common stock outstanding and entitled to vote at the 2018 Annual Meeting shall constitute a quorum for the transaction of business at the 2018 Annual Meeting. The voting interest of shares of the common stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the 2018 Annual Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the voting interest present and entitled to vote with respect to any particular matter, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in “street name” indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be counted as a vote cast on such matter.

In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. The vote required by Proposal 1 is governed by Nevada law and is a plurality of the votes cast by the holders of shares entitled to vote (i.e., nominees receiving the highest number of votes, up to the number of nominees to be elected, will be elected to the Board), provided a quorum is present. As a result, in accordance with Nevada law, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors.

In voting with regard to the proposal to ratify the appointment of our independent auditor (Proposal 2), stockholders may vote in favor of such proposal or against such proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Nevada law, and the minimum vote required is a majority of the total votes cast on such proposal, provided a quorum is present. As a result, in accordance with Nevada law, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote on this proposal.

7

Under the rules of The New York Stock Exchange (the “NYSE”) that govern most domestic stock brokerage firms, member brokerage firms that hold shares in “street name” for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the NYSE. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. Such broker non-votes will not be considered as votes cast in determining the outcome of any proposal.

Shares of our common stock represented by proxies in the accompanying form which are properly executed and returned to us will be voted at the 2018 Annual Meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the Company’s nominees in Proposal 1 and FOR Proposal 2. Management does not know of any matters to be presented at the 2018 Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the 2018 Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Any stockholder has the right to revoke his, her or its proxy at any time before it is voted at the 2018 Annual Meeting by giving written notice to our Secretary, and by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the 2018 Annual Meeting and voting in person; provided, however, that under the rules of the NYSE, any beneficial owner whose shares are held in “street name” by a member brokerage firm may revoke his, her or its proxy and vote his, her or its shares in person at the 2018 Annual Meeting only in accordance with the applicable rules and procedures of the NYSE.

The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone or by e-mail, or special letter by our officers and regular employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our common stock, and such persons may be reimbursed for their expenses.

8

PROPOSAL 1

ELECTION OF DIRECTORS

Composition of Board of Directors

Our bylaws provide that the Board shall consist of between one and eight directors, as determined by the Board from time to time. The Board currently consists of seven (7) members. The Board has fixed the size of the Board at seven (7) members. In 2016, the Board of Directors of the Company amended the Bylaws of the Company to divide Directors into three classes: Class I, Class II and Class III. Under this classified board structure, only those Board Members in a single class may be replaced in any one year, and it would require a minimum of two years to change a majority of the Board and effect a change in control under normal circumstances. The Board believes that it is in the best interest of the Company to have a classified board structure. The classified board structure ensures that at any given time there are experienced board members serving on the Board who are familiar with the Company, its business, operations, and technology, and its relationships. The Board believes that a three year term also facilitates long-term policymaking, as Board members are more free to focus on the long-term interests of the Company and its shareholders.

At the 2018 Annual Meeting, only the seats designated as Class I Directors are up for election. At the 2017 Annual Meeting, the Class I Directors were elected for initial one-year terms. However, as the Company’s classified board structure has now been implemented, the term of office of each Class I Director elected at the 2018 Annual Meeting shall be three years. Each Director elected shall hold office within his or her class until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Directors need not be stockholders. There are no family relationships among any of our current directors, the nominees for directors or our executive officers.

The proxy holders named on the proxy card intend to vote all proxies received by them in the accompanying form for the election of the nominees listed below to the director class listed below, unless instructions to the contrary are marked on the proxy. These nominees and their director class have been selected by the Board. The nominees, Thomas Bundros and Eric Bunting, are currently members of the Board. If elected, their terms will expire at the 2021 Annual Meeting of the Stockholders.

In the event that a nominee is unable or declines to serve as a director at the time of the 2018 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy, or the size of the Board may be reduced. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below, unless instructions are given to the contrary. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director. The Board may at an appropriate later date increase or decrease the size of the Board, and appoint new directors to fill any vacancies on the Board.

Nominees for Election as Directors

The following is certain information as of October 9, 2018, regarding the nominees for election as directors:

Name of Nominee	Age	Director Since	Independent	Audit Committee
Eric Bunting	48	2017	Yes
Thomas Bundros (1)	61	2015	Yes	X
(1)	Chairman of the Audit Committee of the Board of Directors

9

Biographical Information Regarding Directors

Eric Bunting, M.D. (Independent Director), was appointed to the Board of Directors of the Company effective April 1, 2017, and elected as a Class I Director at the 2017 Annual Meeting of the Stockholders. Dr. Bunting is a board-certified Ear, Nose, and Throat physician, and he is an owner and partner in an independent specialty group. This group has partnered with Wichita Surgical Specialist (“WSS”), which remains one of the country’s largest surgical multispecialty groups. Dr. Bunting has been on the board of directors of WSS for the last 10 years. Dr. Bunting graduated from Kansas University School of Medicine and subsequently received specialty training at Kansas University Medical Center.

Dr. Bunting has many diverse business and entrepreneurial interests. Dr. Bunting has an interest in early startup companies and franchising opportunities. He is an owner and partner in approximately 40 fast-casual restaurant franchises in 10 states. He has board of director experience in the health care industry with multiple ambulatory surgical centers and a radiation center. Dr. Bunting has been an integral part of these boards through merger and acquisition periods. Other interests are in the wine and spirits industry where Dr. Bunting has been involved in a successful spirit start-up, which is poised for an acquisition opportunity. Dr. Bunting has other ongoing active business investments in the evolving internet artificial intelligence industry, as it relates to marketing and advertising.

Dr. Bunting has been an investor in the Company, acquiring a significant number of shares over the last five years. During this period, he has been and will remain an unbiased shareholder advocate looking forward to commercialization and deployment of the Company’s technology, and eventual profitability for the Company.

Thomas Bundros (Independent Director), was appointed to the Board of Directors of the Company effective January 5, 2015, and was appointed Chairman of the Audit Committee of the Board effective April 1, 2017. He was elected as a Class I Director at the 2017 Annual Meeting of the Stockholders.

Mr. Bundros served as Chief Financial Officer at Colonial Pipeline Company from July 2009 to September 2012, the world's largest pipeline operator transporting 100 million gallons of refined petroleum products daily across 5,500 miles of pipeline. Mr. Bundros currently holds the post of Chief Executive Officer of Dalton Utilities (January 2016 to present), a provider of electricity, natural gas, water and telecommunications services to the city of Dalton and portions of northwest Georgia. Prior to his appointment as Chief Executive Officer, Mr. Bundros had served as Dalton Utilities’ Chief Operations Officer for Dalton Utilities since October 2012. Mr. Bundros was Chief Financial Officer of Dalton Utilities from January 1997 to June 2009. Prior to Dalton Utilities, Mr. Bundros held various financial positions in the Atlanta and New York offices of the Southern Company System, the 16th largest utility company in the world and the fourth largest in the U.S. with over 4 million customers in Alabama, Georgia, Florida, and Mississippi. He earned his Master of Business Administration in Finance and Bachelor of Science in Economics and Business Administration at the University of North Carolina at Greensboro.

Executive Officers

The following table sets forth certain information regarding our executive officers as of October 9, 2018.

Name	Age	Position
Jason Lane	44	Chief Executive Officer

Michael McMullen	59	Chief Financial Officer

Jason Lane, was appointed effective April 1, 2017, to the Board of Directors as Chairman of the Board of the Company and engaged on that same date as the Chief Executive Officer of the Company. At the 2017 Annual Meeting of the Stockholders, he was elected a Class III Director of the Board. Mr. Lane is a veteran of the oil and gas industry with a 20-year track record of procuring and divesting oil and gas leases, mineral and royalty interests and production in the lower 48 States through his own partnerships and joint ventures. His most recent large transaction includes lease divestitures to Halcon Resources (Woodbine) and Terrace Energy LLC (Woodbine). Previously, Mr. Lane sold Rocky Mountain prospects to Bill Barrett Corp as well as multiple prospects to Chesapeake Energy across East Texas. Additionally, Mr. Lane has operated and or participated in the drilling of wells in Texas, Louisiana, Montana, and Wyoming. He has been the lead on all of his partnerships since 2002, with partners ranging from family offices to hedge funds.

10

During his career, Mr. Lane has been directly involved in the leasing of over 650,000 prime acres for his partnerships. Also in the royalty field, he has sold multiple royalty packages to NGP portfolio companies, Noble Royalties and other companies and funds. Mr. Lane has also managed up to a 125 Landman operations which was responsible for title and lease acquisition work for several significant companies throughout the United States.

Michael McMullen was engaged as Chief Financial Officer of the Company on April 1, 2017, having previously joined QS Energy in July 2013 as Controller. In this role, Mr. McMullen designed and managed implementation of the Company’s Sarbanes-Oxley compliant internal controls and reporting procedures, and has been responsible for all financial operations and reporting. Mr. McMullen has extensive managerial and oversight experience in the areas of corporate governance, capitalization, asset valuation and risk assessment.

Prior to joining QS Energy, Mr. McMullen served in senior executive capacities across a variety of industries. As a management consultant and financial advisor to mid-market healthcare and technology entities, he specialized in providing growth and transition management oversight to companies serving hospitals and cancer centers. In his role as Director of Strategic Development at Leema Energy Resources he managed acquisition, valuation and due diligence cycles for the purchase and resale of energy-related assets acquired from distressed savings and loan institutions, resulting in sale-leaseback, leveraged buyout and resale transactions totaling $150 million. At FloWind Corporation, Mr. McMullen structured domestic power plant contracts, international joint venture agreements and equipment sales contracts in excess of $200 million and was responsible for management of FloWind’s $7 million research program, resulting in the development of the company’s next generation wind turbine technology. As CFO of SomethingNow, Inc. he was responsible for all finance and operations activities related to growing this internet company from start-up to commercial operations, resulting in the infusion of $20M in capital, establishing key strategic relationships and ultimately negotiating and closing the sale of the company to a NASDAQ 100 company.

11

CORPORATE GOVERNANCE

We maintain a corporate governance page on our corporate website at www.qsenergy.com, which includes information regarding the Company’s corporate governance practices. Our codes of business conduct and ethics, Board committee charters and certain other corporate governance documents and policies are posted on our website. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Corporate Secretary, QS Energy, Inc., 23902 FM 2978, Tomball, Texas 77373. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the Securities and Exchange Commission (the “SEC”).

Board of Directors

Director Independence

Our Board of Directors currently consists of seven (7) members and has no vacancies. As of October 9th, 2018, the Board has affirmatively determined that the nominated two (2) Class I Directors for the 2018 Annual Meeting, namely Thomas Bundros and Eric Bunting, are independent.

Meetings of the Board

The Board held twelve (12) meetings during 2017, and three (3) meetings to date in 2018. The Audit Committee held four (4) meetings during 2017, and three (3) meetings to date in 2018. Each of the directors attended all of the 2018 Board meetings, except that one director attended 2 out of 3 of the meetings held in 2018. Each of our directors is encouraged to attend the Company’s 2018 Annual Meeting and to be available to answer any questions posed by stockholders to such director.

Communications with the Board

The following procedures have been established by the Board in order to facilitate communications between our stockholders and the Board:

•	Stockholders may send correspondence, which should indicate that the sender is a stockholder, to the Board or to any individual director, by mail to Corporate Secretary or CFO, QS Energy, Inc., 23902 FM 2978, Tomball, Texas 77373 or by e-mail to CFO Michael McMullen at mike.mcmullen@qsenergy.com.

•	Our Secretary or CFO will be responsible for the first review and logging of this correspondence and will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence which the Board has identified as correspondence which may be retained in our files and not sent to directors. The Board has authorized the Secretary to retain and not send to directors communications that: (a) are advertising or promotional in nature (offering goods or services), (b) solely relate to complaints by customers with respect to ordinary course of business customer service and satisfaction issues or (c) clearly are unrelated to our business, industry, management or Board or committee matters. These types of communications will be logged and filed but not circulated to directors. Except as set forth in the preceding sentence, the Secretary will not screen communications sent to directors.

•	The log of stockholder correspondence will be available to members of the Board for inspection. At least once each year, the Secretary will provide to the Board a summary of the communications received from stockholders, including the communications not sent to directors in accordance with the procedures set forth above.

12

Our stockholders may also communicate directly with the non-management directors, individually or as a group, by mail c/o Corporate Secretary or CFO, QS Energy, Inc., 23902 FM 2978, Tomball, Texas 77373 or by e-mail to Michael McMullen at mike.mcmullen@qsenergy.com.

The Audit Committee has established procedures, as outlined in the Company’s policy for “Procedures for Accounting and Auditing Matters,” for the receipt, retention and treatment of complaints regarding questionable accounting, internal controls, and financial improprieties or auditing matters. Any of the Company’s employees may confidentially communicate concerns about any of these matters by calling our CFO. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal controls or auditing matters and if it does, it will be handled in accordance with the procedures established by the Audit Committee.

Committees of the Board

The Board has a standing Audit Committee, that operates under a written charter. A copy of this charter, and other corporate governance documents, are available on our website, www.qsenergy.com. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Corporate Secretary, QS Energy, Inc., 23902 FM 2978, Tomball, Texas 77373. On May 9, 2018, for the purpose of achieving cost savings and improving efficiency, the Board resolved that the Compensation Committee and Nominating and Corporate Governance Committee of the Board would be eliminated. The Board has assumed the responsibilities and obligations of those committees.

The composition, functions and general responsibilities of each committee are summarized below.

Audit Committee

The Audit Committee consists of Messrs. Bundros (chairperson), Buchler, and Dickson. The Board has determined that Messrs. Bundros, Buchler, and Dickson are independent under rules of the SEC. The Audit Committee held a total of four (4) meetings during 2017, and a total of three (3) meetings to date during 2018, and each was attended by a majority of committee members.

The Audit Committee operates under a written charter. The Audit Committee’s duties include responsibility for reviewing our accounting practices and audit procedures. In addition, the Audit Committee has responsibility for reviewing complaints about, and investigating allegations of, financial impropriety or misconduct. The Audit Committee works closely with management and our independent auditors. The Audit Committee may also meet with our independent auditors on a quarterly basis, following completion of their quarterly reviews and annual audit, to review the results of their work. The Audit Committee may also meet with our independent auditors to approve the annual scope of the audit services to be performed.

As part of its responsibility, the Audit Committee is responsible for engaging our independent auditor and monitoring the independent auditor’s independence, qualifications and performance, as well as pre-approving audit and non-audit services performed by our independent auditor in order to assure that the provision of such services does not impair the independent auditor’s independence.

Please see “Audit Committee Report” below, which provides further details of many of the duties and responsibilities of the Audit Committee.

Director Nominations

The Board seeks out appropriate candidates to serve as directors of the Company, and interviews and examines director candidates. In considering candidates to serve as director, the Board evaluates various minimum individual qualifications, including strength of character, maturity of judgment, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as well as the extent to which the candidate would fill a present need on the Board.

13

The Board will consider, without commitment, stockholder nominations for director. Nominations for director submitted to the Board by stockholders are evaluated according to the Company’s overall needs and the nominee’s knowledge, experience and background. A nominating stockholder must give appropriate notice to the Company of the nomination not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, the notice by the stockholder must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. Such a stockholder nomination must also meet the applicable requirements set forth in the rules and regulations of the SEC, and Nevada State law.

The stockholders’ notice shall set forth, as to:

•	each person whom the stockholder proposes to nominate for election as a director;

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of the person;

•	the class and number of shares of the Company which are beneficially owned by such person, if any;

•	any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules thereunder;

•	the name and record address of the stockholder and the class and number of shares of the Company which are beneficially owned by the stockholder;

•	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which nomination(s) are to be made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and,

•	any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules thereunder.

The notice must be accompanied by a written consent of the proposed nominee to be named as a director.

Our directors are compensated for their services as follows:

(i)	Board Options: On January 1, 2016, and thereafter, January 1st of each succeeding year, each member of the Board shall receive a grant of unqualified Options to purchase Shares of the Company's common stock. The number of underlying Shares of the Option shall be equal to the quotient of $50,000 divided by the market value of the Company's shares, on the day of the grant, as reported on the OTCBB or, if applicable, NASDAQ. One-twelfth (1/12) of the number of options granted shall vest on the last day of each calendar month for 12 months, beginning January 31st in the year of grant ("First Vesting Date"), and for each successive month through December 31st in the year of grant ("Final Vesting Date"). Options shall expire ten (10) years after the day of grant. All unvested Options shall be cancelled in the event a member of the Board ceases to be a member of the Board for any reason prior to Final Vesting Date of the Option.

14

(ii)	Audit Committee Chairman Options: On January 1, 2016, and thereafter, on January 1st of each succeeding year, the Chairman of the Audit Committee shall receive a grant of unqualified Options to purchase Shares of the Company's common stock. The number of underlying Shares of the Option shall be equal to the quotient of $25,000 divided by the market value of the Company's shares, on the day of the grant, as reported on the OTCBB or, if applicable, NASDAQ. One-twelfth (1/12) of the number of options granted shall vest on the last day of each calendar month for 12 months, beginning January 31st in the year of grant ("First Vesting Date"), and for each successive month through December 31st in the year of grant ("Final Vesting Date"). Options shall expire ten (10) years after the day of grant. All unvested Options shall be cancelled in the event the Board member ceases to be Chairman of the Audit Committee for any reason prior to Final Vesting Date of the Option.

(iii)	Options Issued upon Appointment to the Board of Directors: Upon appointment to the Board of Directors the appointed Director shall receive a grant of unqualified Options to purchase Shares of the Company's common stock. The number of underlying Shares of the Option shall be equal to the quotient of $50,000 divided by the market value of the Company's shares, on the day of the grant, as reported on the OTCBB or, if applicable, NASDAQ. One-twelfth (1/12) of the number of options granted shall vest on the day preceding the one-month anniversary of the date of grant ("First Vesting Date"), and for each successive month through the day preceding the one-year anniversary of the date of grant ("Final Vesting Date"). Options shall expire ten (10) years after the day of grant. All unvested Options shall be cancelled in the event a member of the Board ceases to be a member of the Board for any reason prior to Final Vesting Date of the Option.

(iv)	Options Issued upon Appointment as Chairman of the Audit Committee: Upon appointment as Chairman of the Audit Committee the appointed Director shall receive a grant of unqualified Options to purchase Shares of the Company's common stock. The number of underlying Shares of the Option shall be equal to the quotient of $25,000 divided by the market value of the Company's shares, on the day of the grant, as reported on the OTCBB or, if applicable, NASDAQ. One-twelfth (1/12) of the number of options granted shall vest on the day preceding the one-month anniversary of the date of grant ("First Vesting Date"), and for each successive month through the day preceding the one-year anniversary of the date of grant ("Final Vesting Date"). Options shall expire ten (10) years after the day of grant. All unvested Options shall be cancelled in the event the Director ceases to be Chairman of the Audit Committee for any reason prior to Final Vesting Date of the Option.

(v)	Committee Member Compensation: Each member of a committee of the Board shall receive monthly compensation of $500.00, plus reimbursement of reasonable travel and lodging expenses.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR election of each of the nominees identified above.

15

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Weinberg & Company, P.A. to audit our financial statements for the fiscal year ending December 31, 2018. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Weinberg & Company, P.A. the Audit Committee may reconsider its selection.

Weinberg & Company, P.A. was first appointed in fiscal year 2003, and has audited our financial statements for fiscal years 2002 through 2017. The Board anticipates that representatives of Weinberg & Company, P.A. will be present at the 2018 Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Audit and Other Fees

The following table summarizes the fees charged by Weinberg & Company, P.A. for certain services rendered to the Company during 2016 and 2017.

	Amount Billed

Type of Fee	Fiscal Year 2017	Fiscal Year 2016

Audit(1)	$73,000	$76,000
Audit Related(2)	–	–
Tax(3)	10,000	12,000
All Other(4)	–	–

Total	$83,000	$88,000

___________________

(1)	This category consists of fees for the audit of our annual financial statements included in the Company’s annual report on Form 10-K and review of the financial statements included in the Company’s quarterly reports on Form 10-Q. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

(2)	Represents services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years, aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit and are not reported as audit fees. These services include consultations regarding Sarbanes-Oxley Act requirements, various SEC filings and the implementation of new accounting requirements.

(3)	Represents aggregate fees charged for professional services for tax compliance and preparation, tax consulting and advice, and tax planning.

(4)	Represents aggregate fees charged for products and services other than those services previously reported.

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the 2018 Annual Meeting will be required to ratify the appointment of Weinberg & Company, P.A. as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of Weinberg & Company, P.A. as our independent auditors.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the proposal to ratify the appointment of Weinberg & Co., P.A. as our independent auditor for the fiscal year ending December 31, 2018.

16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 10, 2018, for:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our directors;

•

our Chief Executive Officer and each of our two other most highly-compensated executive officers serving as such as of September 19, 2018, whose annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company (such individuals are hereafter referred to as the “Named Executive Officers”), and all of our current directors and executive officers serving as a group;

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Shares Beneficially Owned(2)

Named Executive Officers and Directors
Jason Lane, Chief Executive Officer, Director, Chairman of the Board(3)	1,744,048	0.7%
Thomas Bundros, Director, Chairman of the Audit Committee(4)	4,157,069	1.7%
Don Dickson, Director(5)	2,834,157	1.1%
Eric Bunting, Director(6)	8,997,864	3.6%
Gary Buchler, Director(7)	639,689	0.3%
Richard Munn, Director(8)	830,334	0.3%
William Green, Director(9)	330,901	0.1%
Named Executive Officers not serving as Directors
Michael McMullen, Chief Financial Officer(10)	800,000	0.3%
All directors and executive officers as a group	20,334,059	8.1%

17

___________________
(1)	Unless otherwise indicated, the address of each listed person is c/o QS Energy, Inc., 23902 FM 2978, Tomball, Texas 77373.
(2)	Percentage of beneficial ownership is based upon 251,558,515 shares of our common stock outstanding as of September 10, 2018. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(3)	Mr. Lane was issued options in April 2017 under his employment contract to purchase 3,000,000 shares of common stock of the Company at prices ranging from $0.15 to $0.40 per share, vesting in one and two years, and expiring ten years from the date of issuance. Mr. Lane holds options to purchase 813,492 shares of common stock from April 2017 through January 2018 issued to him a Member of the Board under the Company’s Board of Directors compensation policy at prices ranging from $0.07 to $0.18 per share, vesting over periods of up to one year, and expiring ten years from the date of issuance.
(4)	Mr. Bundros owns 2,200,000 shares of common stock. In addition, Mr. Bundros holds options to purchase 2,061,236 shares of common stock from January 2015 through January 2018 issued to him a Member of the Board and Chairman of the Audit Committee of the Board under the Company’s Board of Directors compensation policy at prices ranging from $0.05 to $0.46 per share, vesting over periods of up to one year, and expiring ten years from the date of issuance.
(5)	Mr. Dickson owns 1,169,620 shares of common stock. In addition, Mr. Dickson holds options to purchase 1,733,981 shares of common stock from August 2014 through January 2018 issued to him a Member of the under the Company’s Board of Directors compensation policy at prices ranging from $0.05 to $1.71 per share, vesting over periods of up to one year, and expiring ten years from the date of issuance.
(6)	Dr. Bunting owns 8,789,530 shares of common stock. In addition, Dr. Bunting holds options to purchase 277,778 shares of common stock from April 2017 through January 2018 issued to him a Member of the Board under the Company’s Board of Directors compensation policy at prices ranging from $0.07 to $0.18 per share, vesting over periods of up to one year, and expiring ten years from the date of issuance.
(7)	Mr. Buchler owns 275,105 shares of common stock. In addition, Mr. Buchler holds options to purchase 434,028 shares of common stock from May 2017 through January 2018 issued to him a Member of the Board under the Company’s Board of Directors compensation policy at prices ranging from $0.13 to $0.18 per share, vesting over periods of up to one year, and expiring ten years from the date of issuance.
(8)	Mr. Munn owns 372,000 shares of common stock. In addition, Mr. Munn holds options to purchase 527,778 shares of common stock from May 2017 through January 2018 issued to him a Member of the Board under the Company’s Board of Directors compensation policy at prices ranging from $0.13 to $0.18 per share, vesting over periods of up to one year, and expiring ten years from the date of issuance.
(9)	Mr. Green holds options to purchase 400,345 shares of common stock from July 2017 through January 2018 issued to him a Member of the Board under the Company’s Board of Directors compensation policy at prices ranging from $0.18 to $0.19 per share, vesting over periods of up to one year, and expiring ten years from the date of issuance.
(10)	Mr. McMullen was issued options to purchase 800,000 shares common stock as employee compensation from May 2015 through April 2017 at prices ranging from $0.07 to $0.80 per share, vesting over periods of up to two years, and expiring ten years from the date of issuance.

18

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation earned during the last three fiscal years by the Named Executive Officers:

Summary Compensation Table

		Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Annual Compensation Salary ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($)

Jason Lane (1)	2018	150,000	–	–	–
Chief Executive Officer	2017	112,500	–	3,000,000	–
					–
Michael McMullen (2)	2018	158,400	–	250,000	–
Chief Financial Officer	2017	158,400	–	500,000	–
	2016	158,400	–	50,000	–

(1)

Mr. Lane was appointed Chief Executive Officer (“CEO”) effective April 1, 2017. Mr. Lane’s annual base salary under his employment agreement as CEO is $150,000, for a two year term. Additionally, Mr. Lane will be entitled to a bonus for any leased-based contract for the Company’s AOT technology and for any sales or other non-leased contracts for the Company’s AOT technology sourced by Mr. Lane. The Company has also issued options (“Options”) to Mr. Lane to purchase 3,000,000 shares of restricted common stock of the Company. The Options shall vest pursuant to a two year vesting schedule, pursuant to which 500,000 of the Options, priced at $0.15 per share, and 500,000 of the Options priced at $0.25 per share, shall vest on April 1, 2018; thereafter, 1,000,000 of the Options, priced at $0.30 per share and 1,000,000 of the Options priced at $0.40 per share shall vest on April 1, 2019. Please see the section below under the title Employment Agreements for greater detail concerning Mr. Lane’s Employment Agreement with the Company.

(2)

Mr. McMullen was appointed Chief Financial Officer (“CFO”) effective April 1, 2017. Mr. McMullen’s annual base salary under his employment agreement as CFO is $158,400, for a two year term. The Company has also issued options (“Options”) to Mr. McMullen to purchase 250,000 shares of restricted shares of common stock of the Company at a per share exercise price equal to the stock price listed on the OTCBB market at market close on April 3, 2017. 125,000 of the Options vested on April 1, 2017, and 125,000 Options vested on April 1, 2018. Please see the section below under the title Employment Agreements for greater detail concerning Mr. Lane’s Employment Agreement with the Company.

From January 2014 through March 2017, prior to his appointment as CFO, Mr. McMullen served as Controller of the Company, Mr. McMullen was under an at-will contract at an annual salary rate of $158,400. As Controller, Mr. McMullen was issued options to purchase 550,000 shares common stock as employee compensation from May 2015 through May 2016 at prices ranging from $0.18 to $0.80 per share, vesting over periods of up to two years, and expiring ten years from the date of issuance.

19

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning the stock option grants made to each of the Named Executive Officers during the 2017 fiscal year. No stock appreciation rights were granted to any of the Named Executive Officers during the 2017 fiscal year.

	Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal 2016	Exercise or Base Price Per Share	Expiration Date
Jason Lane	3,535,714	85%	$0.07 - $0.40	April 1, 2027
Michael McMullen	250,000	6%	$0.07	April 1, 2027

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND YEAR-END OPTION VALUES

No options were exercised by any of the Named Executive Officers during the 2017 fiscal year. The following table sets forth the number of shares of our common stock subject to exercisable and unexercisable stock options which the Named Executive Officers held at the end of the 2017 fiscal year.

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options ($)(1)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jason Lane	–	$–	535,714	3,000,000	$64,286	$20,000
Michael McMullen	–	$–	425,000	375,000	$17,500	$17,500

(1)	Market value of our common stock at fiscal year-end minus the exercise price. The closing price of our common stock on December 31, 2017 the last trading day of the year was $0.19 per share.

20

EQUITY COMPENSATION PLAN INFORMATION FOR 2017

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2017:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	–	$–	–

Equity compensation plans not approved by security holders	35,397,675	$0.23	–

Total	35,397,675	$0.23	–

Employment agreements

Agreement with Jason Lane. Mr. Lane’s employment agreement, as amended, (“Lane Employment Agreement”) with the Company is effective April 1, 2017, pursuant to which he will serve as the Company’s Chief Executive Officer. The term (“Term”) of the Lane Employment Agreement is two years. Annual base salary under the Lane Employment Agreement for the full Term is $150,000. The Company will also issue options (“Options”) to Mr. Lane to purchase 3,000,000 shares of restricted common stock of the Company. The Options shall vest pursuant to a two year vesting schedule, pursuant to which 500,000 of the Options, priced at $0.15 per share, and 500,000 of the Options priced at $0.25 per share, shall vest on April 1, 2018; thereafter, 1,000,000 of the Options, priced at $0.30 per share and 1,000,000 of the Options priced at $0.40 per share shall vest on April 1, 2019. The Options shall expire 10 years from the date of grant of the Options. Additionally, Mr. Lane will be entitled to a bonus for any leased-based contract for the Company’s AOT technology in the amount of 8% of gross cash flow in the first year of the Term and 6% of gross cash flow in the second year of the Term generated by any such leased-based contract. For any sales or other non-leased contracts for the Company’s AOT technology, Mr. Lane shall receive a one-time payment of 10% of the net profit of any such sale or contract. In addition, Mr. Lane and his family shall be eligible to participate in any group health insurance plan offered by the Company to employees, or, should Mr. Lane select private health insurance outside of the Company’s group plan, Mr. Lane shall receive each month an amount from the Company equal to the premium paid by Mr. Lane and his family for such private health insurance.

Agreement with Michael McMullen. Mr. McMullen’s employment agreement (“McMullen Employment Agreement”) with the Company is effective April 1, 2017, pursuant to which he will serve as the Company’s Chief Financial Officer. The term (“Term”) of the McMullen Employment Agreement is two years. Annual base salary under the McMullen Employment Agreement for the full Term is $158,400. The Company will also issue options (“Options”) to Mr. McMullen to purchase 250,000 shares of restricted shares of common stock of the Company at a per share exercise price equal to the stock price listed on the OTCBB market at market close on April 3, 2017. The 125,000 of the Options shall vest on April 1, 2017, and 125,000 Options shall vest on April 1, 2018. The Options shall expire 10 years from the date of grant of the Options.

21

REPORT ON COMPENSATION

The Board has furnished this report on executive compensation for the 2017 fiscal year.

The Board administers the Company’s executive compensation program. On May 9, 2017, for the purpose of achieving cost savings and improving efficiency, the Board resolved that the Compensation Committee of the Board would be eliminated. The Board has assumed the responsibilities and obligations of that committee.

The Board has the authority to review and determine the salaries and bonuses of the executive officers of the Company, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”) appearing elsewhere in the Company’s 10-K, and to establish the general compensation policies for such individuals. In doing so, the Board has the authority to engage the services of outside advisors, experts and others, including independent compensation consultants who do not advise the Company, to assist the Board in fulfilling these obligations.

The Board believes that current board members Messrs. Buchler, Bundros, Bunting, Dickson, Green, and Munn are independent. None of our executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2017.

The Board believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company, reward individual contribution to the Company’s success and align the interests of the Company’s officers with the interests of its stockholders. The Board believes that the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2017 and 2018 fiscal years are described below. However, the Board may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. Moreover, all of the Company’s Named Executive Officers have entered into employment agreements with the Company and many components of each such person’s compensation are set by such agreements.

Equity-Based Compensation. The Board believes in linking long-term incentives to an increase in stock value. Accordingly, it awards stock options with an exercise price equal to the fair market value of the underlying stock on the date of grant that vest and become exercisable over time. The Board believes that these options encourage employees to continue to use their best efforts and to remain in the Company’s employment. Options granted to executive officers generally vest and become exercisable in annual 25% increments over a four-year period after grant.

The Board relies substantially on management of the Company to make specific recommendations regarding which individuals should receive option grants and the amounts of such grants.

The Board grants stock options to executive officers with a cumulative option price of up to $100,000 as incentive stock options and the remainder as non-qualified stock options, both with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Accordingly, those stock options will have value only if the market price of the Company’s common stock increases after that date. In determining the size of stock option grants to executive officers, the Committee bases its decisions on such considerations as similar awards to individuals holding comparable positions in our comparative groups, company performance and individual performance, as well as the allocation of overall share usage attributed to executive officers.

22

Compliance with Code Section 162(m). Section 162(m) of the Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance based. Non-performance based compensation paid to the Company’s executive officers for the 2017 fiscal year did not exceed the $1 million limit per officer, and the Board does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for the 2018 fiscal year will exceed that limit. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Board has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Board will reconsider this decision should the individual cash non-performance based compensation of any executive officer ever approach the $1 million level.

The Board did not modify any action or recommendation made by the previously chartered Compensation Committee with respect to executive compensation for the 2017 fiscal year. It is the opinion of the Board that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

Respectfully submitted by:

/s/Jason Lane
Jason Lane, Chairman of the Board

AUDIT COMMITTEE REPORT

The Audit Committee is currently composed of three (3) directors, Mr. Thomas Bundros (Chairperson), Mr. Don Dickson, and Mr. Gary Buchler. The Board has determined that Messrs. Bundros, Dickson and Buchler are considered independent within the rules of the SEC. The duties and responsibilities of a member of the Audit Committee are in addition to his duties as a member of the Board.

The Audit Committee operates under a written charter, which is available on the Company’s website. The Board and the Audit Committee believe that the Audit Committee charter complies with the current standards set forth in SEC regulations. There may be further action by the SEC during the current year on several matters that affect all audit committees. The Board and the Audit Committee continue to follow closely further developments by the SEC in the area of the functions of audit committees, particularly as it relates to internal controls for non-accelerated filers, and will make additional changes to the Audit Committee charter and the policies of the Audit Committee as required or advisable as a result of these new rules and regulations. The Audit Committee held four (4) meetings during 2017, and three (3) meetings to date in 2018.

The Audit Committee’s primary duties and responsibilities are to:

•       engage the Company’s independent auditor;

•       monitor the independent auditor’s independence, qualifications and performance;

•       pre-approve all audit and non-audit services;

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

23

In February 2012, the Company began the process of designing and implementing various financial controls from within our finance department under the supervision of the Company’s Chief Executive Officer and Chief Financial Officer. Furthermore, the Company also hired an outside consultant to further enhance these internal controls, policies and procedures. On March 19, 2013, the Company’s Board of Directors approved and began the implementation of these internal controls, policies and procedures. In June 2013, the Company began the process of designing and implementing additional internal controls based on a continuous process of assessment and improvement under which board and management financial reporting objectives were defined and implemented, policies and procedures were tested for effectiveness and deficiencies were identified and remediated. On December 16, 2013, the Board of Directors approved a revised Internal Controls Policy based on policy refinements and improvements implemented under this assessment process. Additional controls and policies designed and implemented in second and third quarters of 2013 have been tested and identified deficiencies have been remediated. The Internal Controls Policy and Sarbanes-Oxley 302 matrix approved by the Board of Directors on March 19, 2013, as revised and approved by the board on December 16, 2013, have been implemented and continue to function as planned.

Our management evaluated, with the participation of our Chief Executive Officer and Chief Financial Officer, the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Annual Report on Form 10-K. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”) were effective as of September 30, 2013 and continue to be effective as of the date of this report.

Our Chief Executive Officer, Chief Financial Officer and Controller conducted an assessment of the effectiveness of our internal control over financial reporting as of December 31, 2016 based on the framework in Internal Control – Integrated Framework (“2013 Framework”) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our internal controls over financial reporting (as defined in Rules 13a-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”) were effective as of December 31, 2016.

With respect to the Company’s independent auditors, the Audit Committee, among other things, discussed with Weinberg & Co., P.A., matters relating to its independence, including the written disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also reviewed and approved the audit and non-audit fees of that firm.

On the basis of these reviews and discussions, the Audit Committee (i) appointed Weinberg & Co., P.A. as the independent registered public accounting firm for the 2017 fiscal year and (ii) recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the 10-K for filing with the SEC.

Respectfully submitted:

/s/Thomas Bundros
Thomas Bundros, Chairman of the Audit Committee

Certain Relationships and Related Transactions

As of December 31, 2017 and 2016, total accrued expenses – related parties amounted to $31,000 and $135,000, respectively. Included in the December 31, 2017 accrued amount are accrued payroll expenses to current executive officers and unpaid committee fees to current members of the Company’s Board of Directors of $19,000 and $13,000, respectively.

24

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us, if any, we believe that all reporting requirements under Section 16(a) for the 2017 fiscal year were met by our directors, executive officers and greater than 10% beneficial owners.

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2019 Annual Meeting of Stockholders, by submitting their proposals to the Company no later than the 120th day prior to the anniversary of the date of these proxy materials, June 11, 2019. If the Company changes the date of the 2019 Annual Meeting of the Stockholders by more than 30 days from the anniversary of the 2018 Annual Meeting, then proposals must be submitted within a reasonable time before the Company begins to print and send proxy materials. Any proposal so submitted must comply with the rules and eligibility requirements of the Securities and Exchange Commission.

ANNUAL AND QUARTERLY REPORTS

We filed our Annual Report on Form 10-K with the SEC for the fiscal year ended December 31, 2017 on March 31, 2018. A copy of the 10-K, without exhibits, has been mailed to all stockholders along with this proxy statement. We filed our most recent Quarterly Report, for the period ended June 30, 2018 on Form 10-Q with the SEC on August 14, 2018. A copy of the 10-Q, without exhibits, has been mailed to all stockholders along with this proxy statement. Stockholders may obtain additional copies of the 10-K or 10-Q and the exhibits thereto, without charge, by writing to the Corporate Secretary at our principal executive office at 23902 FM 2978, Tomball, Texas 77373.

OTHER MATTERS

Management does not know of any matters to be presented at the 2018 Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement. If a stockholder vote is necessary to transact any other business at the 2018 Annual Meeting, the proxy holders intend to vote their proxies in accordance with their best judgment related to such business.

It is important that your shares be represented at the 2018 Annual Meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the 2018 Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

/s/Jason Lane
Jason Lane Chief Executive Officer and Chairman

October 9, 2018

Tomball, Texas

25

QS ENERGY, INC.

2018 ANNUAL MEETING OF STOCKHOLDERS

November 9, 2018

This proxy is solicited by the Board of Directors for use at the 2018 Annual Meeting of Stockholders of QS Energy, Inc., (the “Company”) to be held at the offices of the Company, 23902 FM 2978, Tomball, Texas, 77375 at 10:00 a.m. local time on Friday, November 9, 2018. By signing the proxy, you revoke all prior proxies, acknowledge receipt of the Notice of 2018 Annual Meeting of Stockholders and the Proxy Statement, and appoint Jason Lane and Michael McMullen or their designees with full power of substitution, to vote all your shares of common stock of QS Energy, Inc. which you are entitled to vote, on the matters shown below and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Whether or not a choice is specified, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The shares of stock you hold in your account will be voted as you specify below.

Please vote immediately. Your vote is important.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 FOR THE ELECTION OF THE DIRECTORS LISTED HEREON, AND A VOTE IN FAVOR OF PROPOSAL 2. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED HEREON AND FOR PROPOSAL 2.

You can vote by Internet.

Instead of mailing a proxy, shareholders of record may vote their proxy by Internet. Validation details including Control ID, are located on this form. To vote by Internet:

Log onto the internet and go to www.stocktrack.simplyvoting.com.

See your Control ID listed below.

Follow the steps outlined on this secure website.

Your Internet vote must be received by 11:59 p.m., Central Time, on November 8, 2018

If you choose not to vote by Internet, please mark, sign and date your proxy card and return it today in the postage-paid envelope provided to:
Nevada Agency and Transfer Company
50 West Liberty Street, Suite 880
Reno, Nevada 89501
Attention: Proxy Department

Fax #775-322-5623 or stocktransfer@natco.org

(Properly executed proxies may also be faxed or e-mailed no later than 48 hours prior to the meeting.)

CONTROL ID: TO BE PROVIDED

The Board of Directors recommends a vote FOR the election of the Directors listed hereon and FOR Proposal 2.

1.	ELECTION OF CLASS I DIRECTORS:

☐	Vote FOR all nominees listed	☐	Vote WITHHELD from all nominees

01 Thomas Bundros	02 Eric Bunting

(to withhold authority to vote for any nominee, strike a line through the nominee’s name above)

2.	RATIFICATION OF APPOINTMENT OF WEINBERG & CO., P.A. as independent auditors of QS Energy, Inc. for the fiscal year ending December 31, 2018.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS LISTED HEREON AND IN FAVOR OF PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING.

Date:

Signature

Signature (if joint or common ownership)

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. If a partnership, please sign partnership name by authorized person.

For address change: Mark Box and indicate changes below:	☐